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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Post-Effective Amendment No. 1 of the Registration Statement on Forms F-4 and S-4 of Norampac Inc. of our report dated January 17, 2003 (May 15, 2003 for notes 23 and 24) relating to the consolidated financial statements of Norampac Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Montreal, Canada
October 17, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS